Exhibit 10.9

Execution Version

BIRDF FUNDED COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

THIS BIRDF FUNDED COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT (“Agreement”) dated as of April 29, 2023 (the “Effective Date”), is entered into by and between Kadimastem Ltd., a public company formed and registered under the laws of the State of Israel (“Kadimastem”) with a principal address located at Pinchas Sapir 7, Weizmann Science Park, Nes-Ziona, Israel, and iTolerance, Inc., a Delaware corporation with a principal address located at 1951 NW 7th Ave., Suite 300 Miami, FL 33136 USA (“iTolerance”). Each of Kadimastem and iTolerance is referred to as a “Party”, and collectively as “Parties.”

A. iTolerance is a biotechnology company that develops products to treat type 1 diabetes, including, without limitation, the SA-FasL Fusion Microgel Technology (as defined below).

B. Kadimastem is a biotechnology company that owns exclusive rights in and to the Kadimastem Cell Technology (as defined below).

C. iTolerance and Kadimastem desire mutually to undertake the Research and Development Project (as defined below) funded by the BIRDF (as defined below).

D. iTolerance and Kadimastem desire to conduct the R&D Project in one or more phases as set forth on and in accordance with the R&D Project Plan (as defined below).

E. iTolerance and Kadimastem, shall each contract with an authorized Third Party (as defined below) for the purpose of engaging such Third Party to perform certain activities in connection with the R&D Project as delegated by iTolerance and Kadimastem.

F. Concurrently with this Agreement, the Parties have entered into a Pharma Cooperation and Funding Agreement, by and among iTolerance, Kadimastem, and BIRDF (such agreement, as executed and delivered by authorized representatives of the parties thereto, the “CPFA”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the meanings specified below:

1.1 “Affiliate” means any entity of a Party, whether a corporation or other business entity, that is Controlling, Controlled by or under common Control with such Party. Whereby, for the purpose of this definition, “Control” means to possess directly or indirectly, the power to direct the management or policies of the entity whether through ownership of voting securities or by contract relating to voting rights or corporate governance or the direct or indirect ownership of more than fifty percent (50%) of the voting securities or other equity interest in an entity.

1.2 “Applicable Laws” mean any applicable federal, state, local, municipal, national, supranational or other law, statute, legislation, constitution, principle of common law, code, treaty, ordinance, regulation, rule, or order of any kind whatsoever in effect under the authority of any applicable governmental authority (including without limitation the United States Federal Food, Drug and Cosmetic Act under United States Code, Title 21), each as amended from time to time, together with any rules, regulations, compliance guidance and other legal requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereof), in each case to the extent any of the foregoing govern or otherwise apply to a Party’s performance of its obligations or exercise of its rights under this Agreement.

1.3 “Background IP” as between the Parties, means, with respect to a Party, Intellectual Property owned, controlled, acquired, developed, generated, made, created, invented, conceived or reduced to practice by such Party and/or its Affiliates (a) before the Effective Date, or (b) after the Effective Date, in each case to the extent that is (i) outside the scope of the R&D Project and this Agreement, and (ii) without direct or indirect use of or reliance on any Intellectual Property owned or controlled by the other Party, in each case including the iTolerance Background IP, and the Kadimastem Background IP (each as defined below). For the avoidance of doubt, Background IP shall exclude (A) any R&D Project Data (as defined below); (B) any combination of any SA-FasL Fusion Microgel Technology with any Kadimastem Cell Technology; and (C) any other combination of any iTolerance Background IP with any Kadimastem Background IP.

1.4 “BIRDF” means the Israel – U.S. Binational Industrial Research and Development Foundation.

1.5 “DRI” means the Diabetes Research Institute at the University of Miami.

1.6 “Intellectual Property” means, with respect to any jurisdiction in the world, all (a) rights in works of inventorship including without limitation Inventions and Patents; (b) rights in works of authorship including copyrights, copyright applications and copyright restrictions including without limitation rights in software and databases; (c) rights in trade secrets, know-how, data and other Confidential Information including without limitation Confidential Information relating to any technologies, compositions, formulae, processes, procedures, methodologies, protocols, devices, schematics, manufacturing and production processes and techniques, research results, analyses and other research developments; (d) rights in biological materials and other tangible materials (including without limitation Project Materials); (e) rights in designs, whether registered or unregistered; (f) rights of reference to any applicable data and other data exclusivity rights; and (g) all applications for registration of any of the foregoing including without limitation all file wrappers and correspondence or other communications with any applicable governmental entities.

1.7 “Invention” means any patentable or unpatentable inventions, developments and/or discoveries.

1.8 “iTolerance Background IP” means any Background IP owned or controlled by iTolerance. Without limiting the foregoing, iTolerance Background IP shall include (a) all Patents, Inventions and other Intellectual Property relating to SA-FasL Fusion Microgel Technology including without limitation all iTolerance Project Materials and all Patents, Inventions and other Intellectual Property owned by iTolerance or licensed by iTolerance from any third parties including as described on Exhibit B attached hereto and incorporated herein by reference; and (b) all improvements, enhancements, modifications and derivatives thereof or to any component thereof, regardless of inventorship; provided, that iTolerance Background IP shall exclude any Kadimastem Background IP.

1.9 “iTolerance Project Material” means (a) (i) PEG-biotin microspheres, (ii) Streptavidin-FasL fusion protein, (iii) any other materials relating to any SA-FasL Fusion Microgel Technology or any component thereof and (iv) any other materials identified in the R&D Project Plan as iTolerance Project Material, in each of the foregoing cases to the extent provided or otherwise disclosed by or on behalf of iTolerance in connection with the R&D Project or otherwise under this Agreement to Kadimastem, its Affiliates, agents or any other third party recipient designated by Kadimastem and approved in writing by iTolerance (such approval not to be unreasonably withheld, conditioned or delayed); and (b) any derivatives of any of the foregoing, regardless of inventorship or authorship. Notwithstanding the foregoing, iTolerance Project Material shall exclude any Kadimastem Project Material, Kadimastem Cell Technology, Kadimastem Confidential Information, any other Background IP, any other Intellectual Property owned or controlled by Kadimastem or its Affiliates, any R&D Project Data, any combination of any SA-FasL Fusion Microgel Technology with any Kadimastem Cell Technology or any other combination of any iTolerance Background IP with any Kadimastem Background IP.

1.10 “Kadimastem Background IP” means any Background IP owned or controlled by Kadimastem. Without limiting the foregoing, Kadimastem Background IP shall include (a) all Patents, Inventions and other Intellectual Property relating to Kadimastem Cell Technology including without limitation all Kadimastem Project Materials and all Patents, Inventions and other Intellectual Property owned by Kadimastem or licensed by Kadimastem from any third parties as described on Exhibit C attached hereto and incorporated herein by reference and (b) all improvements, enhancements, modifications and derivatives thereof; provided, that Kadimastem Background IP shall exclude any iTolerance Background IP.

1.11 “Kadimastem Cell Technology” means Kadimastem’s IsletRx technology containing pancreatic insulin-secreting islets for the treatment of insulin-dependent diabetes as is comprised in Kadimastem Background IP, including part of the technology (a) comprised in trade secrets and know-how, and (b) claimed in the following patents and patent applications: Family of PCT Patent Application #PCT/IL2011/050068 filed on 15-Dec-2011 (WO2012/081029, US9,404,087, and other geographies) and family of PCT Patent Application #PCT/ IL2016/051274 filed on 28-Nov-2016 (#WO2017/094001, US2018-0369290-A1 and other geographies).

1.12 “Kadimastem Project Material” means (a) (i) Kadimastem Cell Technology and (ii) any other materials identified in the R&D Project Plan as Kadimastem Project Material, in each of the foregoing cases to the extent provided or otherwise disclosed by or on behalf of Kadimastem under the R&D Project or otherwise under this Agreement to iTolerance, its Affiliates, agents or any third party recipient designated by iTolerance and approved in writing by Kadimastem (such approval not to be unreasonably withheld, conditioned or delayed); and (b) any derivatives of any of the foregoing. Notwithstanding the foregoing, Kadimastem Project Material shall exclude any iTolerance Project Material, any other iTolerance Background IP, any other Intellectual Property owned or controlled by iTolerance or its Affiliates, any R&D Project Data, any combination of any SA-FasL Fusion Microgel Technology with any Kadimastem Cell Technology or any other combination of any iTolerance Background IP with any Kadimastem Background IP.

1.13 “Project Material” means either Kadimastem Project Material or iTolerance Project Material, as the case may be.

1.14 “Patent” means all (a) patents, (b) patent applications in any country or jurisdiction where each such application is filed, (c) priority applications, divisionals, continuations and continuations-in-part of any of the foregoing, and (d) patents issuing on any of the foregoing patent applications, together with all registrations, reissues, renewals, re-examinations, supplemental examinations, post grant reviews, inter partes reviews, derivations, confirmations, and extensions of any of (a), (b) or (c) or (d).

1.15 “Research and Development Project” or “R&D Project” means a non-clinical or pre-clinical R&D collaboration to test and establish the viability and proof of concept of the use Kadimastem Cell Technology in combination with the SA-FasL Fusion Microgel Technology under the terms of this Agreement and in accordance with the R&D Project Plan (as defined below).

1.16 “R&D Project Data” shall mean any data, results, analyses, conclusions, reports, summaries and information generated by or behalf of a Party, its Affiliates or Third Party contractors or agents in connection with the R&D Project under this Agreement, in each case to the extent such data or information arises from the use of or otherwise relates to the other Party’s Project Materials, the other Party’s Background IP or other Intellectual Property owned or controlled by such other Party. For the avoidance of doubt, R&D Project Data shall not include any data or information to the extent solely and specifically relating to a Party’s own Intellectual Property independently of the use of the other Party’s Intellectual Property.

1.17 “SA-FasL Fusion Microgel Technology” means products that use, incorporate or are otherwise based on or derived from proprietary technologies owned or controlled by iTolerance or licensed from third parties by iTolerance that utilize or otherwise relate to FasL-streptavidin fusion protein(s) bound or linked to or otherwise combined with PEG-biotin microspheres, including, but not limited to, such SA-FasL fusion protein microgels and any component thereof.

1.18 “Third Party” shall mean any third party entity other than any Affiliate of iTolerance or any Affiliate of Kadimastem. Without limiting the foregoing, the University of Miami (including DRI) shall be deemed a Third Party.

1.19 “Third Party Research Contract” shall mean any of the following: (a) any agreement duly executed between iTolerance, Kadimastem, and a Third Party pursuant to which such Third Party performs services for or on behalf of iTolerance and/or Kadimastem in connection with the R&D Project; (b) any agreement duly executed between iTolerance and a Third Party pursuant to which such Third Party performs services for or on behalf of iTolerance in connection with the R&D Project, as approved in writing by Kadimastem (such approval not to be unreasonably withheld, conditioned or delayed) pursuant to the R&D Project Plan; or (c) any agreement duly executed between Kadimastem and a Third Party pursuant to which such Third Party performs services for or on behalf of Kadimastem in connection with the R&D Project, as approved in writing by iTolerance (such approval not to be unreasonably withheld, conditioned or delayed) pursuant to the R&D Project Plan. Without limiting the foregoing, any such agreement between iTolerance and DRI (and/or University of Miami), shall be deemed a Third Party Research Contract.

2. R&D Project Plan. The Parties shall use commercially reasonable efforts to conduct the R&D, studies and other activities related to the R&D Project in accordance with the project R&D plan and timeline set forth on Exhibit A hereto (the “R&D Project Plan”). Each Party shall ensure that the CPFA and any Third Party Research Contract executed by such Party shall not grant to any Third Party any rights of any kind in or to the other Party’s (the “Non-Contracting Party”) Project Materials, Confidential Information, Background IP or other Intellectual Property (a) for any purpose other than a limited right to access and use such Non-Contracting Party’s Project Materials, Confidential Information, Background IP and other applicable Intellectual Property for the limited and sole purpose of conducting the R&D Project in accordance with the R&D Project Plan (the “Purpose”) or (b) otherwise without such Non-Contracting Party’s prior written consent. Each Non-Contracting Party shall have the right to review a redacted copy of any Third Party Research Contract prior to execution thereof by the contracting Party to verify that such Third Party Research Contract complies with the terms and conditions set forth herein with respect to such Non-Contracting Party’s Intellectual Property. In furtherance of the foregoing, the Parties agree that (i) each Party shall use commercially reasonable efforts to lead the phase(s) of the R&D Project assigned to such Party in accordance with the R&D Project Plan and the schedule set forth therein; (ii) the R&D Project will be conducted at the location(s) set forth in the R&D Project Plan; and (iii) the Project Materials to be used in support of the R&D Project shall be delivered in accordance with the R&D Project Plan and the schedule set forth therein, in such sufficient quantities as the Parties may mutually agree may be required to conduct the R&D Project.

3. Restrictions on Use of Kadimastem Project Materials and Kadimastem Background IP.

(a) iTolerance shall use any Kadimastem Project Materials and other Kadimastem Background IP in the possession of iTolerance in compliance with all Applicable Laws, this Agreement and the R&D Project Plan and any additional written instructions reasonably and timely provided by Kadimastem and received by iTolerance for the handling, protection or use of such Kadimastem Project Materials and other Kadimastem Background IP.

(b) iTolerance shall use reasonable efforts to keep any Kadimastem Project Materials securely safeguarded and appropriately protected from unauthorized access, use and theft, and in any event using the same degree of care used with respect to its own iTolerance Project Materials.

(c) iTolerance shall not transfer any Kadimastem Project Materials, Kadimastem Background IP or other Intellectual Property of Kadimastem to any third party unless specifically designated in the R&D Project Plan or otherwise approved in writing by Kadimastem. If a Third Party has been so designated in the R&D Project Plan, or if Kadimastem has so approved in writing the transfer of any Kadimastem Project Materials to a Third Party, iTolerance shall ensure that this Section 3(c) and all other applicable terms of this Agreement relating to the use of such Kadimastem Project Materials by iTolerance hereunder shall be extended in turn to the use thereof by any such Third Party under the CPFA or the applicable, duly executed Third Party Research Contract, prior to any such transfer. iTolerance shall use commercially reasonable efforts to designate Kadimastem as a third-party beneficiary with respect to any such Third Party Research Contract terms relating to the use of any such Kadimastem Project Materials or other Intellectual Property of Kadimastem. Notwithstanding anything otherwise to the contrary, iTolerance shall remain primarily responsible for such Third Party’s compliance with this Section 3(c) and the applicable provisions of this Agreement relating to any use by such Third Party of any Kadimastem Project Materials, Kadimastem Background IP and any other Intellectual Property owned or controlled by Kadimastem.

(d) In no event shall Kadimastem be liable for any use by iTolerance, iTolerance’s Affiliates, employees or its agents (including any Third Party acting on behalf of iTolerance under the CPFA or a Third Party Research Contract) of any Kadimastem Project Materials or any loss, claim, damage or liability that may arise from or in connection with the use, handling, storage or transportation thereof by iTolerance, iTolerance’s Affiliates, employees or its agents (including any such Third Party), except to the extent such liability or claim arises from (i) the gross negligence or wilful misconduct of Kadimastem or (ii) any failure of Kadimastem to (A) comply with any Applicable Laws relating to the collection, use, handling, storage, disposition or transfer of any Kadimastem Project Materials or (B) provide iTolerance with all applicable safety data sheets, specifications, standard operating procedures and other written instructions applicable to the storage, transport, handling, use, disposal or other disposition of any Kadimastem Project Materials as set forth in the R&D Project Plan.

(e) iTolerance shall not, and shall ensure that its Third Party contractors and agents do not, make any modifications, enhancements, improvements or derivatives of or to any Kadimastem Cell Technology or any components thereof or any other Kadimastem Project Materials or Kadimastem Background IP or other Intellectual Property owned or controlled by Kadimastem, without the prior written consent of Kadimastem, which consent may be provided or withheld by Kadimastem at its sole discretion. In the event iTolerance or any such Third Party makes any such modifications, enhancements, improvements or derivatives with or without the prior written consent of Kadimastem, the Parties hereby acknowledge and agree that all such modifications, enhancements, improvements or derivatives shall be solely and exclusively owned by Kadimastem regardless of inventorship or authorship, and iTolerance shall, and shall cause such Third Parties to, execute such instruments and undertake such actions and provide such assistance as may be reasonably required by Kadimastem to perfect such rights of Kadimastem in or to such modifications, enhancements, improvements and derivatives. Without limiting the foregoing, iTolerance shall not (i) reverse engineer any Kadimastem Cell Technology or any components thereof or any other Kadimastem Project Materials or Kadimastem Background IP; (ii) make any cells or cell solutions that express, produce or otherwise incorporate or are otherwise combined with any Kadimastem Cell Technology or any components thereof or any other Kadimastem Project Materials or Kadimastem Background IP outside the scope of or otherwise independently of the conduct of the R&D Plan as set forth hereunder; or (iii) otherwise make any Kadimastem Cell Technology or any components thereof or any other Kadimastem Project Materials. Except as otherwise set forth in this Agreement, nothing herein shall be construed as enabling iTolerance with any right to receive and/or make use of any materials, data and/or information provided by Kadimastem, unless agreed to separately and in writing by Kadimastem.

(f) Notwithstanding anything otherwise to the contrary, in no event shall iTolerance seek or obtain any patent protection or other intellectual property rights claiming or covering any Kadimastem Project Materials or other Kadimastem Background IP without the prior written consent of Kadimastem (which consent may or may not be provided at Kadimastem’s sole discretion).

4. Restrictions on Use of iTolerance Project Materials and iTolerance Background IP.

(a) Kadimastem shall use any iTolerance Project Materials and other iTolerance Background IP in the possession of Kadimastem in compliance with all Applicable Laws and the R&D Project Plan and any additional written instructions reasonably and timely provided by iTolerance and accepted by Kadimastem for the handling, protection or use of such iTolerance Project Materials and other iTolerance Background IP.

(b) Kadimastem shall use reasonable efforts to keep any iTolerance Project Materials securely safeguarded and appropriately protected from unauthorized access, use and theft, and in any event using the same degree of care with respect to its own Kadimastem Project Materials.

(c) Kadimastem shall not transfer any iTolerance Project Materials, iTolerance Background IP or other Intellectual Property of iTolerance to any third party unless specifically designated in the R&D Project Plan or otherwise approved in writing by iTolerance. If a Third Party has been so designated in the R&D Project Plan, or if iTolerance has so approved in writing the transfer of any iTolerance Project Materials to a Third Party, Kadimastem shall ensure that this Section 4 and all other applicable terms of this Agreement relating to the use of such iTolerance Project Materials by Kadimastem hereunder shall be extended in turn to the use thereof by any such Third Party under the CPFA or an applicable, duly executed Third Party Research Contract, prior to any such transfer. Kadimastem shall use commercially reasonable efforts to designate iTolerance as a third-party beneficiary with respect to any such Third Party Research Contract terms relating to the use of such iTolerance Project Materials, iTolerance Background IP or other Intellectual Property of iTolerance. Notwithstanding anything otherwise to the contrary, Kadimastem shall remain primarily responsible for such Third Party’s compliance with this Section 4 and the applicable provisions of this Agreement relating to any use by such Third Party of any iTolerance Project Materials, iTolerance Background IP and any other Intellectual Property owned or controlled by iTolerance.

(d) In no event shall iTolerance be liable for any use by Kadimastem, Kadimastem’s Affiliates, employees or its agents (including any Third Party acting on behalf of Kadimastem under the CPFA or any Third Party Research Contract) of any iTolerance Project Material or any loss, claim, damage or liability that may arise from or in connection with the use, handling, storage or transportation thereof by Kadimastem, Kadimastem’s Affiliates, employees or its agents (including any such Third Party), except to the extent such liability or claim arises from (i) the gross negligence or willful misconduct of iTolerance; or (ii) any failure of iTolerance to (A) comply with any Applicable Laws relating to the collection, use, handling, storage, disposition or transfer of any iTolerance Project Materials, or (B) provide Kadimastem with all applicable safety data sheets, specifications, standard operating procedures and other written instructions applicable to the storage, transport, handling, use, disposal or other disposition of any iTolerance Project Materials as set forth in the R&D Project Plan.

(e) Kadimastem shall not, and shall ensure that its Third Party contractors and agents do not, make any modifications, enhancements, improvements or derivatives of or to any SA-FasL Fusion Microgel Technology or any components thereof or any other iTolerance Project Materials or iTolerance Background IP or other Intellectual Property owned or controlled by iTolerance, without the prior written consent of iTolerance, which consent may be provided or withheld by iTolerance at its sole discretion. In the event Kadimastem or any such Third Party makes any such modifications, enhancements, improvements or derivatives with or without the prior written consent of iTolerance, the Parties hereby acknowledge and agree that all such modifications, enhancements, improvements or derivatives shall be solely and exclusively owned by iTolerance regardless of inventorship or authorship, and Kadimastem shall, and shall cause such Third Parties to, execute such instruments and undertake such actions and provide such assistance as may be reasonably required by iTolerance to perfect such rights of iTolerance in or to such modifications, enhancements, improvements and derivatives. Without limiting the foregoing, Kadimastem shall not (i) reverse engineer any SA-FasL Fusion Microgel Technology or any components thereof or any other iTolerance Project Materials or iTolerance Background IP; (ii) make any cells or cell solutions that express, produce or otherwise incorporate or are otherwise combined with any SA-FasL Fusion Microgel Technology or any components thereof or any other iTolerance Project Materials or iTolerance Background IP outside the scope of or otherwise independently of the conduct of the R&D Project Plan as set forth hereunder; or (iii) otherwise make any SA-FasL Fusion Microgel Technology or any components thereof or any other iTolerance Project Materials. Except as otherwise set forth in this Agreement, nothing herein shall be construed as enabling Kadimastem with any right to receive and/or make use of any materials, data and/or information provided by iTolerance, unless agreed to separately and in writing by iTolerance.

(f) Notwithstanding anything otherwise to the contrary, in no event shall Kadimastem seek or obtain any patent protection or other intellectual property rights claiming or covering any iTolerance Project Materials or other the iTolerance Background IP without the prior written consent of iTolerance (which consent may or may not be provided at iTolerance’s sole discretion).

5. Steering Committee.

5.1 Composition. The R&D Project shall be managed by a steering committee consisting of one executive of each Party designated by such Party (the “Steering Committee”). The initial members of the Steering Committee for each of Kadimastem and iTolerance shall be named in the R&D Project Plan set forth on Exhibit A. Certain Third Parties, as may be mutually agreed in writing by the Parties from time to time, may attend meetings of the Steering Committee but shall have no voting rights.

5.2 Responsibilities and Authority. The Steering Committee shall be responsible for (a) the overall supervision of the R&D Project and all necessary decisions in respect of any material terms relating to the R&D Project; (b) the approval of any changes or modifications to the R&D Project Plan; and (c) resolution of any conflicts, disputes or other matters arising in connection with the R&D Project. All decisions or approvals of the Steering Committee require the written consent of each Party’s authorized designee thereto, and shall be recorded in writing in the minutes of each meeting, which shall be promptly distributed to each Party within ten (10) business days following each meeting. The authority of the Steering Committee shall be limited to the responsibilities expressly set forth in this Agreement or as may otherwise be determined in a written agreement executed between the Parties. Notwithstanding the foregoing, in no event shall the Steering Committee be authorized to make any decision or approval with respect to the Budget (as defined below) or any liability of the Parties. In the event that the Steering Committee is unable to resolve any conflicts, disputes, or other matters arising in connection with the R&D Project within a reasonable amount of time, not exceeding ten (10) days, the matter shall be brought before the Chief Executive Officer of each Party for good faith discussions and resolution in accordance with Section 16.1 of this Agreement.

6. Funding.

6.1 Budget. The R&D Project shall be funded in accordance with the budget mutually agreed between the Parties and submitted to and approved by BIRDF in connection with the CPFA (such budget attached hereto as Exhibit D, the “Budget”). Each Party shall have equal responsibility with respect to payment of that portion of the Budget allocated to such Party, in accordance with the payment schedule set forth in the Budget. The above notwithstanding, with respect to any repayment to BIRDF under the CPFA, each Party shall only be responsible for repayment on a separate basis BIRDF.

6.2 Additional Funding. Notwithstanding the forgoing, the Parties may elect to work together and make reasonable efforts to secure additional non-dilutive funding from reputable bilateral foundations, upon terms mutually agreed between the Parties pursuant to a separate written agreement.

6.3 Precedence of BIRDF Rights and Instructions. Notwithstanding anything to the contrary under this Agreement, any and all provisions, representations, undertakings, tasks and/or other obligations assumed and/or otherwise allocated between the Parties, as expressly set forth under this Agreement (including, the Budget, R&D Project Plan and/or any other Exhibits expressly referenced hereunder and attached hereto) are and shall remain subject to the CPFA. In the event of any contradiction between the terms and conditions of this Agreement and the CPFA, the terms and conditions of the CPFA shall control; provided, that, as between the Parties, all other terms and conditions of this Agreement that are not subject to the CPFA shall remain in full force and effect.

6.4 BIRDF Repayment Allocation. The Parties acknowledge and agree that under the CPFA, any Repayment to BIRDF is to be made on a joint and several basis. The above notwithstanding and without derogating from BIRDF’s rights under the CPFA, as between the Parties, the Parties agree that each Party shall only be responsible for repayments to be made to BIRDF pursuant to the CPFA on a separate basis in accordance with the terms and conditions set forth in this Section 6.4.

(a) Notwithstanding anything to the contrary in this Agreement, as between the Parties, the repayment of the Conditional Grant (as defined in the CPFA) to BIRDF shall be made on a pro rata basis by each Party in proportion to the amount of such Conditional Grant allocated to such Party by BIRDF in connection with the CPFA (such amount, the “Allocated Amount”).

(b) Notwithstanding the provisions of Section 6.4(a), in the event that a Product (as defined in the CPFA) is sold or commercially exploited, whether such Product is sold or commercially exploited independently or as part of a Commercial Product, by only one Party (the “Commercializing Party”), then, as between the Parties, only the Commercializing Party shall be responsible for the full Repayment (as defined in the CPFA) and to the extent that the other Party (the “Non-Commercializing Party”) makes any repayments to BIRDF under the CPFA, the Non-Commercializing Party shall be entitled to full reimbursement by the Commercializing Party for any such repayment payments to BIRDF; provided however, that if subsequent to such Repayment by the Commercializing Party, the Non-Commercializing Party is entitled to receive from the Commercializing Party any payments on account of the commercialization, exploitation or sale of the Product, whether as royalty payments, upfront payments, milestone payments, licensing or sub-licensing payments, etc., then the Commercializing Party shall be entitled to deduct from such payments, the Non-Commercializing Party’s pro-rata share of any payments the Non-Commercializing Party should have made to BIRDF under Section 6.4(a) but which were ultimately made by the Commercializing Party due to the provisions of this Section 6.4(b).

7. Ownership and Prosecution of Intellectual Property.

7.1	Ownership.

(a) As between the Parties, iTolerance shall solely and exclusively own (a) any and all iTolerance Project Materials and iTolerance Background IP and any components of any of the foregoing; (b) any and all improvements, enhancements, modifications or derivatives of or to any iTolerance Project Materials or other iTolerance Background IP or any components of any of the foregoing regardless of inventorship or authorship whether such improvements, enhancements, modifications or derivatives are developed in connection with the R&D Project or otherwise; and (c) any Inventions and Intellectual Property arising from any of the foregoing (the Intellectual Property described in the foregoing clauses (a), (b), and (c) collectively “iTolerance IP”). Notwithstanding the foregoing, iTolerance IP shall exclude any (i) Kadimastem Cell Technology, Kadimastem Project Materials, Kadimastem Background IP or other Intellectual Property owned or controlled by Kadimastem or its Affiliates, (ii) any Intellectual Property arising from any misuse or misappropriation of any Kadimastem IP (as defined below) or other material breach of this Agreement by or on behalf of iTolerance or its Affiliates or any Third Party contractors or agents of iTolerance, and (iii) R&D Project Data.

(b) As between the Parties, Kadimastem shall solely and exclusively own (a) any and all Kadimastem Project Materials and Kadimastem Background IP; (b) any improvements, enhancements, modifications or derivatives of or to any Kadimastem Project Materials or other Kadimastem Background IP whether such improvements, enhancements, modifications or derivatives are developed in connection with the R&D Project or otherwise, subject to Sections 4, 7.1(a) and 9 of this Agreement; and (c) any Inventions and any Intellectual Property arising from any of the foregoing (the Intellectual Property described in the foregoing clauses (a), (b) and (c), collectively “Kadimastem IP”). Notwithstanding the foregoing, Kadimastem IP shall exclude any (i) SA-FasL Fusion Protein Microgel Technology, iTolerance Project Materials, iTolerance Background IP, iTolerance IP or other Intellectual Property owned or controlled by iTolerance or its Affiliates, (ii) any Intellectual Property arising from any misuse or misappropriation of any iTolerance IP or other material breach of this Agreement by or on behalf of Kadimastem or its Affiliates or any Third Party contractors or agents of Kadimastem, and (iii) R&D Project Data. For the avoidance of doubt, Kadimastem IP shall exclude, and Kadimastem, its Affiliates and its Third Party contractors and agents shall have no rights of any kind (regardless or inventorship or authorship) in or to, any SA-FasL Fusion Protein Microgel Technology, iTolerance Project Materials, iTolerance Background IP, iTolerance IP or other Intellectual Property owned or controlled by iTolerance or its Affiliates regardless whether any iTolerance IP is incorporated or otherwise combined with any Kadimastem IP. Nothing in this Agreement shall be deemed to grant to Kadimastem any rights, title or interest of any kind in or to (A) any iTolerance IP or other Intellectual Property owned or controlled by iTolerance or (B) any Intellectual Property of any Third Party, regardless whether such iTolerance IP or such Third Party’s Intellectual Property is incorporated into or otherwise combined with any Kadimastem IP or otherwise made from the use of any Kadimastem IP.

(c) As between the Parties, iTolerance and Kadimastem shall each own an equal, undivided interest in any and all R&D Project Data. R&D Project Data shall be deemed the Confidential Information of both iTolerance and Kadimastem. Subject to the terms and conditions of this Agreement, each Party shall have the right to use any R&D Project Data without the duty of accounting to the other Party or seeking consent from the other Party by reason of the joint ownership thereof; and each Party hereby waives any right such Party may have under the Applicable Law of any jurisdiction to require any such approval or accounting, and, to the extent Applicable Law prohibits such a waiver, each Party shall be deemed to so consent; provided, that neither the foregoing right to use R&D Project Data nor any other provision of this Agreement shall be construed to (a) grant to either Party any rights, title or interest of any kind in or to any Intellectual Property owned or controlled by the other Party; or (b) release either Party from its obligations of confidentiality with respect to the other Party’s Confidential Information as set forth in this Agreement. Notwithstanding anything otherwise to the contrary, neither Party shall have the right to obtain or seek any patents that claim or disclose any R&D Project Data without the prior written consent of the other Party in the event such R&D Project Data relates to such other Party’s Project Materials, Background IP or any other Intellectual Property owned or controlled by such other Party.

(d) Determination of inventorship of any Inventions made in connection with this Agreement shall follow United States patent laws.

(e) The Parties acknowledge and agree that it is not intended or anticipated that any Inventions will be jointly invented under this Agreement in view that Kadimastem will have no right to modify any SA-FasL Fusion Protein Technology, other iTolerance Project Materials or other iTolerance Background IP, and iTolerance will have no right to modify any Kadimastem Cell Technology, other Kadimastem Project Materials or other Kadimastem Background IP. In the event any Inventions are jointly invented in connection with this Agreement, the Parties shall confer in good faith and amend this Agreement accordingly to address the allocation of intellectual property rights between the Parties with respect to any such jointly invented Inventions.

7.2 Prosecution Rights.

(a) iTolerance shall have the right, but not the obligation, to prepare, file, prosecute, maintain and enforce, under its exclusive control and at its expense, any Patents constituting or claiming, disclosing or otherwise covering any iTolerance IP or other Intellectual Property of iTolerance. Kadimastem shall (a) cooperate in good faith to assist iTolerance in such preparation, filing, prosecution and maintenance of Patents claiming, disclosing or otherwise covering iTolerance IP developed in connection with the R&D Project; and (b) sign and deliver all documents and information as may be reasonably required to prepare, file, register, maintain and enforce such Patents and other Intellectual Property constituting such iTolerance IP to the extent relating to the R&D Project and thereby perfect the rights of iTolerance in iTolerance IP.

(b) Kadimastem shall have the right, but not the obligation, to prepare, file, prosecute, maintain and enforce, under its exclusive control and at its expense, any Patents constituting or claiming, disclosing or otherwise covering any Kadimastem IP or other Intellectual Property of Kadimastem. iTolerance shall (a) cooperate in good faith to assist Kadimastem in such preparation, filing, prosecution and maintenance of Patents claiming, disclosing or otherwise covering Kadimastem IP developed in connection with the R&D Project; and (b) sign and deliver all documents and information as may be reasonably required to prepare, file, register, maintain and enforce such Patents and other Intellectual Property constituting such Kadimastem IP to the extent relating to the R&D Project and thereby perfect the rights of Kadimastem in Kadimastem IP.

7.3 Licenses. iTolerance hereby grants to Kadimastem a limited, non-exclusive, royalty-free, non-transferable, non-sublicensable, revocable license during the Term under iTolerance IP (to the extent such iTolerance IP is made available by iTolerance to Kadimastem or a Third Party designee of Kadimastem under this Agreement pursuant to the R&D Project Plan) solely for the limited Purpose of conducting the R&D Project (“Licensed iTolerance IP”) and performing Kadimastem’s obligations hereunder and for no other purpose; provided, that Kadimastem shall have the right to disclose or otherwise provide access to the Licensed iTolerance IP, on behalf of iTolerance, to an authorized Third Party under the CPFA or an authorized Third Party Research Contract (in each case approved in writing by iTolerance) solely to conduct the R&D Project in accordance with the R&D Project Plan as set forth hereunder. Kadimastem hereby grants to iTolerance a limited, non-exclusive, royalty-free, non-transferable non-sublicensable, revocable license during the Term under Kadimastem IP (to the extent such Kadimastem IP is made available by Kadimastem to iTolerance or a Third Party designee of iTolerance under this Agreement pursuant to the R&D Project Plan) solely for the limited Purpose of conducting the R&D Project (“Licensed Kadimastem IP”) and performing iTolerance’s obligations hereunder and for no other purpose; provided, that iTolerance shall have the right to disclose or otherwise provide access to the Licensed Kadimastem IP, on behalf of Kadimastem, to an authorized Third Party under the CPFA or an authorized Third Party Research Contract (in each case approved in writing by Kadimastem, such approval not to be unreasonably withheld, conditioned or delayed) solely for use to conduct the R&D Project in accordance with the R&D Project Plan as set forth hereunder.

8. No Implied License; No Exclusivity. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall be construed to grant, either expressly or by implication or estoppel, to either Party any right, title or ownership interest in or to any Project Materials, Background IP, Confidential Information or other Intellectual Property owned or controlled by the other Party or its Affiliates. Notwithstanding anything otherwise to the contrary, nothing in this Agreement shall be construed to (a) grant to either Party or its Affiliates an exclusive license in or to any Intellectual Property owned or controlled by the other Party or its Affiliates; and (b preclude or otherwise restrict either Party, whether alone or in collaboration with any third party, from conducting research or development on, or otherwise commercializing, any products or technology independently of the other Party outside the scope of this Agreement; provided, that such independent activities do not incorporate or use directly or indirectly any Confidential Information, Project Materials, Background IP or other Intellectual Property owned or controlled by such other Party or its Affiliates. Except as otherwise expressly set forth in this Agreement, nothing in this Agreement shall be construed to obligate either Party to enter into any subsequent or follow-on agreement with the other Party.

9. Confidentiality.

9.1 “Confidential Information” means with respect to a Party (the “Disclosing Party”) (a) all secret, proprietary or confidential information of or relating to the Disclosing Party or its business in whatever media or form, which information is not generally available to the public, including without limitation all technical information, methods, know-how, formulae, processes, discoveries, inventions (whether or not patentable), research, developments, business or financial information and any other information that Disclosing Party protects as confidential; and (b) any analyses, compilations, reports, studies, derivatives and materials prepared by or on behalf of the other Party (the “Recipient”) or its Representatives (as defined below) that contains or reflects or is based upon, in whole or in part any of the foregoing, whether disclosed before or after the Effective Date. The existence of, and terms and conditions of, this Agreement and any R&D Project Data shall be deemed the Confidential Information of both Parties.

9.2 Exclusions. Confidential Information of a Disclosing Party does not include information which (a) was in the public domain at the time of the Disclosing Party’s communication thereof to the Recipient; (b) entered the public domain through no fault of the Recipient subsequent to the time of the Disclosing Party’s communication thereof to the Recipient; (c) was in the Recipient’s possession free of any obligation of confidence to Disclosing Party at the time of Disclosing Party’s communication thereof to the Recipient; (d) was independently developed by the Recipient without use or reliance on the Confidential Information of Disclosing Party; or (e) is obtained by Recipient from a third party who is not under an obligation of confidentiality or non-disclosure to Disclosing Party.

9.3 Non-Disclosure and Non-Use. Recipient shall not disclose to any third party any Confidential Information of Disclosing Party, whether obtained by Recipient before or after the Effective Date, without Disclosing Party’s prior written consent, provided, that, Recipient may disclose Confidential Information of Disclosing Party only to those of Recipient’s and its Affiliates’ respective, employees, directors, officers, permitted contractors or subcontractors, agents, attorneys and accountants (collectively, “Representatives”) of Recipient who strictly need to know such information for the sole Purpose of conducting the R&D Project, provided, further, that such Representatives are bound by confidentiality and non-use terms no less strict than the confidentiality and non-use terms set forth herein. Recipient shall be responsible for any breach of this Agreement by it or its Representatives. Recipient shall use the Confidential Information of Disclosing Party solely for the Purpose of conducting the R&D Project or otherwise performing its obligations or exercising its rights hereunder. Notwithstanding the foregoing, Recipient may disclose Confidential Information of Disclosing Party to the extent required by Applicable Law, a court of competent jurisdiction or any governmental or regulatory authority (“Required Disclosure”); provided, that, in the event a Recipient is required to make any such Required Disclosure, it shall (a) to the extent legally permissible, give written notice of such requirement to the Disclosing Party as promptly as practicable, (b) reasonably cooperate with the Disclosing Party’s efforts to obtain a protective order or other confidential treatment of the Confidential Information, and (c) in any event, disclosure only that portion of information required to be disclosed pursuant to the Required Disclosure. Nothing herein shall derogate from, limit or otherwise impair a Party’s public disclosure requirements under Applicable Laws (including applicable securities laws and/or stock exchange rules or other disclosure requirements promulgated by the United States Securities and Exchange Commission). Furthermore, iTolerance acknowledges that Kadimastem is a publicly traded corporation under The Tel Aviv Stock Exchange (TASE) under the symbol “KDST”, and accordingly, any information (including the existence of this Agreement) may constitute “insider information” under Applicable Laws, and iTolerance may only disclose such information in accordance with the terms of this Agreement and Applicable Laws.

9.4 Prior Non-Disclosure Agreement. That certain Mutual Non-Disclosure Agreement, by and between iTolerance and Kadimastem dated October 27, 2021 (the “Prior NDA”) shall be superseded by the confidentiality terms set forth in this Section 9, and all Confidential Information disclosed under the Prior NDA shall be subject to the confidentiality terms set forth in this Section 9 as if such Confidential Information had been disclosed under this Agreement. Each Recipient acknowledges that Recipient or its Representatives’ failure to comply with the terms of this Section 9 may cause Disclosing Party irreparable harm for which Disclosing Party may not have any adequate remedy at law, and that Disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any actual or threatened breach by the Recipient or its Representatives of the obligations under this Section 9 (without proof of actual damages or harm, and not subject to any requirement for the securing or posting of any bond in connection therewith).

10. No Publication Rights. Neither Party shall have the right to publish or otherwise disclose any R&D Project Data without such other Party’s prior written consent. Subject to Section 9 and the other terms of this Agreement and each Party’s obligations and rights under the CPFA and/or any applicable Third Party Research Contracts, the Parties shall confer in good faith and use commercially reasonable efforts to agree upon in writing a summary of results of the R&D Project that may be further disclosed by either Party to its Representatives and third parties that are bona fide existing or prospective investors, acquirers and financing sources for purposes of obtaining additional funding in connection with the R&D Project; provided, that such third parties are bound by confidentiality and non-use obligations that are at least as strict as the current confidentiality obligations of the Disclosing Party under Section 9.

11. Representations and Warranties; Disclaimer.

11.1. Representations and Warranties. Each Party represents and warrants as follows:

(a) such Party has the right, power and authority to enter into this Agreement, and carry out its obligations under this Agreement;

(b) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with any of its contractual obligations and do not constitute a default under any of such Party’s contractual obligations; and

(c) such Party shall comply with all Applicable Laws in connection with the R&D Project and this Agreement including with respect to the conduct of its activities pursuant to the R&D Project Plan.

11.2 Disclaimer. EXCEPT AS SET FORTH IN THIS SECTION 11, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF (A) MERCHANTABILITY OR (B) FITNESS FOR A PARTICULAR PURPOSE WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE OR (C) NON-INFRINGEMENT OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND EACH PARTY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY OTHER REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE RESEARCH TO BE CONDUCTED UNDER OR PURSUANT TO THIS AGREEMENT, THE CPFA AND/OR ANY THIRD PARTY RESEARCH CONTRACT IS EXPERIMENTAL IN NATURE, AND THAT NEITHER PARTY CAN GUARANTEE A SUCCESSFUL OUTCOME THEREOF. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PROJECT MATERIALS, CONFIDENTIAL INFORMATION AND OTHER INTELLECTUAL PROPERTY PROVIDED BY OR ON BEHALF OF EACH DISCLOSING PARTY TO THE RECIPIENT OR ITS REPRESENTATIVES UNDER THIS AGREEMENT OR IN CONNECTION WITH THE CPFA AND/OR ANY THIRD PARTY RESEARCH CONTRACT ARE PROVIDED “AS IS.”

12. Indemnification.

12.1	Indemnification Obligation.

(a) Subject to Sections 12.1(b) and 12.2 below, iTolerance shall defend, indemnify, and hold harmless Kadimastem and its Affiliates, employees, directors, agents, successors and permitted assigns from and against any and all damages, losses, fines, costs and other amounts (including reasonable attorney’s fees and expenses) in connection with any suit, demand or action by any third party (collectively, “Losses”) to the extent arising from any (i) gross negligence, fraud or wilful misconduct or violation of Applicable Laws by iTolerance, its employees or agents in connection with this Agreement; or (ii) iTolerance’s infringement, misuse or misappropriation, resulting from uses not permitted under this Agreement, of any Kadimastem Project Material, Kadimastem Confidential Information or other Kadimastem IP. Notwithstanding the foregoing, the foregoing obligations shall not apply to the extent that any such Losses (A) are due to any acts, errors or omissions of Kadimastem or breach of this Agreement (including without limitation the R&D Project Plan), the CPFA or any applicable Third Party Research Contract by Kadimastem or (B) constitute Losses against which Kadimastem is obligated to indemnify iTolerance as set forth in Section 12.1(b) below.

(b) Subject to Sections 12.1(a) and 12.2 below, Kadimastem shall defend, indemnify, and hold harmless iTolerance and its Affiliates, employees, directors, agents, successors and permitted assigns from and against any and all Losses to the extent arising from any (i) gross negligence, fraud or wilful misconduct or violation of Applicable Laws by Kadimastem, its employees or agents in connection with this Agreement; or (i) Kadimastem’s infringement, misuse or misappropriation, resulting from uses not expressly permitted under this Agreement, of any iTolerance Project Material, iTolerance Confidential Information or other iTolerance IP. Notwithstanding the foregoing, the foregoing obligations shall not apply to the extent that any such Losses (A) are due to any acts, errors or omissions of iTolerance or breach of this Agreement (including without limitation the R&D Project Plan), the CPFA or any applicable Third Party Research Contract by iTolerance or (B) constitute Losses against which iTolerance is obligated to indemnify Kadimastem as set forth in Section 12.1(a) above.

12.2 Process. The indemnification obligations set forth in Section 12.1 are conditional on the indemnified party notifying the indemnifying Party promptly in writing of such action, the indemnified party giving the indemnifying Party control of the defence thereof and any related settlement negotiations, and the indemnified party providing reasonable cooperation and, at the indemnifying Party’s reasonable request and expense, assisting in such defence. The indemnified party shall be entitled, at its own expense, to participate in any such litigation, negotiations, and settlements with counsel of its own choosing. In no event shall an indemnified party admit any liability with respect to, compromise, consent to the entry of any judgment or enter into any settlement with respect to any third party claim without the prior written consent of the indemnifying Party.

13. Limitations of Liability. With the exception of Excluded Liabilities (as defined below), neither Party shall be liable hereunder for any indirect, incidental or consequential damages or any lost profit or loss resulting from business interruption, even if such Party has been advised of the possibility or likelihood of such damages. “Excluded Liabilities” means any loss or liability arising from (a) the indemnification obligations set forth in Section 12.1; (b) any breach of a Party’s confidentiality obligations under Section 9 or infringement, misuse or misappropriation of the other Party’s Background IP or other Intellectual Property; and (c) any liability arising from a Party’s fraud, willful misconduct or gross negligence.

14. Indemnification in Connection with BIRDF Funding. Each respective Party (the “Indemnitor”) agrees that it shall defend, indemnify and hold harmless the BIRDF in accordance with the terms of the CPFA.

15. Term and Termination.

15.1 Term. The term of this Agreement begins on the Effective Date and shall remain in effect for three (3) years until its expiration on the third anniversary of the Effective Date (the “Term”), unless this Agreement is extended in writing by mutual agreement of the Parties or is otherwise earlier terminated in accordance with this Section 15.

15.2 Termination for Convenience. Either Party may terminate this Agreement at will and without cause by providing ninety (90) days’ prior written notice to the other Party. If the early termination of this Agreement is made prior to the expiration of the thirty (30) months term of the BIRDF grant, such termination of this Agreement must be subject to the terms and conditions of the CPFA with BIRDF.

15.3 Termination for Insolvency. Upon any early termination of this Agreement, either Party hereto may terminate this Agreement immediately upon the occurrence of an “Insolvency Event” with respect to the other Party. For purposes of this Agreement, “Insolvency Event” shall mean (a) a Party or any of its Affiliates shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; (b) an involuntary case or other proceeding shall be commenced against a Party or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or (c) an order for relief shall be entered against a Party or any of its subsidiaries under the federal bankruptcy laws now or hereafter in effect.

15.4 Termination for Breach. If either Party materially breaches this Agreement, the other Party may terminate this Agreement upon thirty (30) days’ prior written notice (“Notice Period”) to the other Party unless the breach is cured to the sole satisfaction of the non-breaching Party during such Notice Period; provided, that in the event either Party materially breaches its representations or warranties as set forth in Section 11.1, the non-breaching Party may terminate this Agreement with immediate effect upon written notice to the breaching Party.

15.5 Termination Pursuant to the CPFA. Unless otherwise agreed by the Parties in writing, this Agreement shall automatically terminate without any action on the part of either Party upon the earlier expiration or termination of the CPFA in accordance with its terms.

15.6 Return of Materials and Other Information. Upon any expiration or termination of this Agreement, each Party (the “Non-Owning Party”) shall immediately transfer back to the other Party (the “Owning Party”) or otherwise dispose of (at the written direction of such Owning Party) all Project Materials, Confidential Information and other Intellectual Property of such Owning Party then in the possession of the Non-Owning Party. The Non-Owning Party acknowledges that its failure to comply with this Section 15.6 may cause the Owning Party irreparable harm for which the Owning Party may not have any adequate remedy at law, and that the Owning Party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any actual or threatened breach by the Non-Owning Party of its obligations under this Section 15.6 (without proof of actual damages or harm, and not subject to any requirement for the securing or posting of any bond in connection therewith).

15.7 Survival. The obligations which by the nature of their operation are intended to survive termination of this Agreement shall survive, including, but not limited to Sections 1, 3, 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 17.

16. Dispute Resolution; Non-Binding Executive Mediation

16.1 Amicable Meeting. If a dispute arises between the Parties arising from or relating to this Agreement, including, but not limited to, any such conflicts or disputes as set forth under Section 5.2, or the grounds for the termination of this Agreement, the Parties agree that the first recourse shall be to promptly attempt to amicably resolve the dispute with a sufficiently authorized member of each Party.

16.2 Mandatory Procedures. Prior to initiating any administrative or judicial proceeding with respect to a dispute relating to this Agreement, other than for injunctive relief hereunder, each Party shall first comply with the procedures set forth in this Section 16.

(a) A Party asserting the existence of a dispute shall provide written notice of to the other Party with a statement of the facts and any documents relevant to the disputed issue. Within fifteen (15) days after the date of that notice, senior representatives of the Parties shall convene at as mutually agreed to and engage in good faith negotiations to resolve the dispute.

(b) If either Party subsequently determines that negotiations between the representatives of the Parties are at an impasse, the Party declaring that the negotiations are at an impasse shall give written notice to the other Party stating with particularity the issues that remain in dispute and its proposed resolution.

(c) Not more than thirty (30) days after the notice of impasse, the chief executive officers of each Party shall meet and engage in good faith negotiations to resolve the disputed issues.

(d) If any issue is not resolved at or within thirty (30) days after the meeting of such chief executive officers, this Agreement shall no longer prohibit either Party from filing appropriate administrative or judicial proceedings with respect to the issue in dispute.

16.3 No Termination Pending Dispute Resolution. During the pendency of any dispute resolution proceeding under this Section 16, (a) this Agreement shall remain in full force and effect, (b) the provisions of this Agreement relating to termination for material breach shall not be effective, and (c) the time periods for cure under Section 16 as to any termination notice given thereunder shall be tolled.

16.4 Non-Waiver. The Parties are not waiving their right to seek and obtain specific performance, injunctive relief or any other equitable remedy that may be available. The Parties agree to consider in good faith any proposals to address disputed issues through alternative dispute resolution.

17. Miscellaneous.

17.1 Notices. Other than routine communications made in the ordinary course of performing the obligations under this Agreement, all notices or other communications required or permitted to be given under this Agreement must be in writing, and will be deemed to have been sufficiently given when delivered in person (with written confirmation of receipt), on the third business day after mailing via a responsible national or international courier, or on the tenth day after mailing by first class registered or certified mail, postage prepaid, to the address(es) set forth in this Agreement, or to such other address as either party may specify from time to time in writing or transmitted electronically if confirmed in writing by one of the above methods.

17.2 Equitable Relief. The Parties acknowledge that a Party’s remedies at law for a breach of any provision of this Agreement may be inadequate and such party may suffer irreparable harm from any such breach. Accordingly, the Parties acknowledge that either Party may enforce any provision of this Agreement by seeking to obtain temporary or permanent injunctive relief, specific performance and other equitable relief, in addition to and without limiting any other remedies available at law or equity for the breach of this Agreement, without any bond or other security being required.

17.3 Force Majeure. Neither Party will be liable, wholly or in part, for non-performance or a delay in performance of its obligations under this Agreement, if such delay is due to force majeure or contingencies or causes beyond the reasonable control of such Party, including acts of the other Party, nature, fires, floods, storms, riots, war, terrorism or restraints of government.

17.4 Relationship of Parties. The relationship between the Parties is that of independent contractors, and nothing in this Agreement is intended to, or should be construed to create a partnership, agency, joint venture or employment relationship. Neither Party is authorized to make any representations, contracts or commitment on behalf of the other Party.

17.5 Assignment. Neither this Agreement nor any rights or obligation hereunder may be assigned or transferred by either Party without the written consent of the other Party, provided however that such consent shall not be required in connection with an assignment (a) to an Affiliate; or (b) a merger or a sale of all or substantially all of a Party’s assets, and provided further that the assigning Party shall provide to the other Party (i) a prior written notice of such assignment, and (ii) a written consent signed by the assignee, assuming the obligations of the assignee under this Agreement. This Agreement and the rights and licenses granted hereunder shall be binding on the Parties’ successors and assigns.

17.6 Governing Law; Venue. This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of Delaware, without regard to conflicts of laws and principles. Each Party hereby irrevocably and unconditionally agrees that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom. Each Party irrevocably submits to the exclusive jurisdiction of such courts for any such action or proceeding and waives any forum non-convenience or similar defense in connection with any such action or proceeding in such courts.

17.7 Amendment; Waiver; Severability. This Agreement, including, but not limited to, any Exhibits attached hereto and expressly referenced hereunder, may not be modified or amended, in whole or in part, except by a written instrument executed by an authorized representative by both Parties. No waiver by a party of any breach of this Agreement will constitute a waiver of any other breach of the same or other provisions of this Agreement. No waiver by a Party will be effective unless made in writing and signed by an authorized representative of such Party. If any provision in this Agreement is invalid or unenforceable in any circumstances, its application in any other circumstances and the remaining provisions of this Agreement will not be affected thereby.

17.8 Interpretation. The captions contained in this Agreement are for convenience only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) references to “written” or “in writing” include in visual electronic form; and (e) words of one gender shall be construed to apply to each gender; and a reference to any person includes such person’s successors and permitted assigns. The Exhibits to this Agreement are incorporated herein by reference and made a part hereof for all purposes.

17.9 Entire Agreement. This Agreement, and all Exhibits attached hereto and expressly referenced herein, constitute the final and entire agreement and understanding of the Parties relating to the subject matter hereof, and supersede all prior agreements, understandings and communications, whether oral or written, between the Parties relating to the subject matter hereof.

17.10 Counterparts. This Agreement may be executed and delivered by the Parties in counterparts (each of which will be considered for all purposes an original). A document signed and transmitted electronically will have the same binding effect as an original signature.

[Remainder of Page Left Intentionally Blank; Signature Page Immediately Follows]

IN WITNESS WHEREOF, duly authorized representatives of each Party have executed this BIRDF Funded Collaborative Research and Development Agreement as of the Effective Date.

Kadimastem Ltd.

By:	/s/ Arik Hasson
Name:	Arik Hasson, PhD
Title:	EVP for BD

Kadimastem Ltd.

By:	/s/ Asaf Shiloni
Name:	Asaf Shiloni
Title:	Chief Executive Officer

iTolerance, Inc.

By:	/s/ Anthony Japour
Name:	Anthony Japour, M.D.
Title:	Chief Executive Officer

[Signature Page to BIRDF Funded Collaborative Research and Development Agreement]